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FOR IMMEDIATE RELEASE


             PULASKI FINANCIAL REPORTS FIRST QUARTER EARNINGS UP 36%

        o   REPORTED EARNINGS PER SHARE INCREASES 38% OVER THE PRIOR YEAR
        o   NET INCOME INCREASES 36% TO $1.9 MILLION OVER PRIOR YEAR
        o   NET INTEREST INCOME EXPANDS 48% TO $5.1 MILLION OVER PRIOR YEAR
        o LOAN PORTFOLIO INCREASES 8.5% DURING THE FIRST QUARTER OF FISCAL YEAR 2005
        o   INVESTMENT AND TITLE DIVISIONS REPORT STRONG INITIAL RESULTS


ST. LOUIS, JANUARY 26, 2005--Pulaski Financial Corp. (Nasdaq: PULB) today reported earnings for the quarter ended December 31, 2004 of $1,910,000, or $0.33 per diluted share compared with earnings of $1,404,000, or $0.24 per diluted share, during the same quarter a year ago. Total assets increased 8.6% to $692.0 million for the three months ended December 31, 2004.

COMMERCIAL AND HOME EQUITY LOANS DRIVE EARNINGS GROWTH
William A. Donius, chairman and chief executive, commented, "We are benefiting from our growth strategy over the past years as growth in the loan portfolio and core deposits are contributing to higher levels of net interest income." Pulaski Financial Corp. reported 48% growth in net interest income for the quarter compared to the same period in 2003. The loan portfolio continues to expand; increasing 8.5% to $553.8 million during the three months ended December 31, 2004. The Company's commercial loan portfolio grew $25.8 million to $131.1 million due primarily to growth in commercial real estate loans. In addition, home equity loan balances increased $13.7 million to $171.9 million in outstanding balances at December 31, 2004.

MORTGAGE AND RETAIL BANKING REVENUE KEY TO STRONG RESULTS

"The mortgage and retail banking divisions continue to serve as our primary sources of other income," Donius noted. "Our lending team in St. Louis and Kansas City have excellent reputations in their communities and are continuing to increase market share. The mortgage division generated $1.1 million in mortgage revenues on $209 million of loan sales and $214 million of loan closings."

The bank reported a 17% increase in retail banking revenues, to $619,000 from $530,000. "We continue to focus on winning over core checking account and money market relationships," Donius said. "With each passing year, we are further enhancing our retail banking infrastructure."


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NEW INVESTMENT AND TITLE COMPANY DIVISIONS

"Our Title and Investment divisions generated a growing momentum as evidenced by $159,000 and $139,000 of revenue, respectively," Donius said. After expenses, the title division contributed net revenues of $52,000, while the bond division broke even. "We were pleasantly surprised how quickly the bond and title divisions covered their fixed costs."

OTHER OPERATING RESULTS

Non-performing assets at December 31, 2004 were $6.0 million, an increase of $617,000 due to growth in non-performing residential loans.

On December 15, 2004, the Company issued $10.0 million in trust-preferred securities. The proceeds were contributed to the subsidiary bank in order to increase the capital levels for the Bank. Donius stated, "The added trust issuance improves our capital position, which will help us support the continued growth of the Bank."

The company recorded additional compensation expense during the quarter ended December 31, 2004 of $192,000 ($0.03 per diluted share after tax) due to accelerating the pay-down of debt on the Employee Stock Ownership Plan. The transaction resulted in the allocation of 10,000 additional shares of PULB stock.

"Due to the strong growth trends, we remain very optimistic about our outlook for the remainder of fiscal year 2005," said Donius. "Overall, we expect continued strong double-digit earnings growth in fiscal 2005."

CONFERENCE CALL TODAY

Pulaski Financial management will discuss first-quarter results and other developments today during a conference call beginning at 10 a.m. Central. The call also will be simultaneously webcast and archived for three months at http://www.viavid.net/detailpage.aspx?sid=000021AA. Participants may dial in for the live call at (201) 689-8359. A replay will be available through February 9, 2004, at (201) 612-7415, using account code 3055 and conference ID 134180.


Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
William A. Donius, President & CEO                Brien Gately
Pulaski Financial Corp.                           The Investor Relations Company
(314) 878-2210 Ext. 3610                          (847) 296-4200

                                TABLES FOLLOW...



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                                     PULASKI FINANCIAL CORP.
                           UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED BALANCE SHEET  DATA:                                        AT DEC 31,        AT SEPT, 30
(IN THOUSANDS EXCEPT PER SHARE DATA)                                    2004               2004
                                                                    ------------       ------------
Total assets                                                        $    691,959       $   637,278
Loans receivable, net                                                    553,832           510,584
Allowance for loan losses                                                  5,845             5,463
Loans held for sale, net                                                  56,386            49,152
Investment securities                                                     15,186            13,701
FHLB stock                                                                 7,903             7,538
Mortgage-backed & related securities                                       6,041             6,574
Cash and cash equivalents                                                 20,194            19,581
Deposits                                                                 446,745           406,799
FHLB advances                                                            165,800           154,600
Subordinated debentures                                                   19,590             9,279
Stockholders equity                                                       43,206            40,674
Book value per share                                                        7.80              7.47

ASSET QUALITY RATIOS:
Nonperforming loans as a percent of total loans                             0.79%             0.76%
Nonperforming assets as a percent of total assets                           0.86%             0.84%
Allowance for loan losses as a percent of total loans                       0.95%             0.99%
Allowance for loan losses as a percent of nonperforming loans             119.63%           130.63%

                                                                              THREE MONTHS
SELECTED OPERATING DATA:                                                      ENDED DEC 31,
(IN THOUSANDS EXCEPT  SHARE DATA)                                        2004               2003
                                                                     -----------       ------------
Interest income                                                      $     8,206       $     5,088
Interest expense                                                           3,120             1,625
                                                                     -----------       ------------

Net interest income                                                        5,086             3,463
Provision for loan losses                                                    349               264
                                                                     -----------       ------------
Net interest income after provision for loan losses                        4,737             3,199

Retail banking fees                                                          619               530
Mortgage revenues                                                          1,118             1,152
Insurance commissions                                                         67                42
Gain on sale of securities                                                     -               280
Revenue  from title company operations                                       159                 -
Revenue from investment division operations                                  139                 -
Other                                                                        244               207
                                                                     -----------       ------------
   Total non-interest income                                               2,346             2,211

Compensation expense                                                       2,068             1,460
Other                                                                      1,912             1,710
                                                                     -----------       ------------
   Total non-interest expense                                              3,980             3,170

Income before income taxes                                                 3,103             2,240
Income taxes                                                               1,193               836
                                                                     -----------       ------------
Net income                                                           $     1,910       $     1,404
                                                                     ===========       ============

SHARE DATA
Weighted average shares outstanding-basic                              5,466,310         5,370,094
Weighted average shares outstanding-diluted                            5,823,973         5,777,435
EPS-basic                                                            $      0.35       $      0.26
EPS-diluted                                                          $      0.33       $      0.24
Dividends                                                            $      0.09       $      0.06

PERFORMANCE RATIOS:
Return on average assets                                                    1.16%             1.36%
Return on average equity (1)                                               18.04%            15.08%
Interest rate spread                                                        3.20%             3.53%
Net interest margin                                                         3.31%             3.66%

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(1) Annualized